UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2011

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-151665	262749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    In connection with Invesco Mortgage Capital Inc.’s (the “Company”) plans to make a public offering of its common stock, the Company disclosed in its preliminary prospectus, dated June 20, 2011, that its book value per share of common stock at May 31, 2011 was $20.63, compared to $21.24 at March 31, 2011, in each case on a fully diluted basis. The May 31, 2011 book value includes the Company’s retained earnings of April and May 2011. This decline in the Company’s book value was primarily due to the change in the valuation of the Company’s interest rate hedges. Since May 31, 2011, swap rates have experienced further declines and the markets in which the Company participates have experienced increased volatility, which could negatively impact the Company’s book value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.

June 20, 2011	By:	/s/ Donald R. Ramon
Name: Donald R. Ramon
Title: Chief Financial Officer